UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-3425913
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Commerce Drive, First Floor Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-217956 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Citius Pharmaceuticals, Inc. (the “Registrant”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-217956) originally filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates. In addition, any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also incorporated by reference herein.

Item 2. Exhibits.

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Registration Statement on Form 8-A.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: July 28, 2017	By:	/s/ Myron Holubiak
	Name:	Myron Holubiak
	Title:	President and Chief Executive Officer

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